Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES—OXLEY ACT OF 2004

In connection with the Quarterly Report of Alliance Bancshares California (the “Company”) on Form 10-QSB for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel L. Erickson, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2004, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/ Daniel L. Erickson
Executive Vice President Chief Financial Officer

Date: August 15, 2005

A signed original of the written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of the written statement required by Section 906, has been provided to Alliance Bancshares California and will be retained by Alliance Bancshares California and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certifications being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-QSB and shall not be considered as part of the Form 10-QSB.